EXHIBIT 5.1

[SAUL EWING LLP LETTERHEAD]

May 4, 2011

inTEST Corporation
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

Re: Shelf Registration Statement on Form S-3

Gentlemen:

We have acted as securities counsel to inTEST Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus that is part of the Registration Statement (the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") on May 4, 2011 under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectuses, other than as expressly stated herein with respect to the issue of the Securities, as defined below.

The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $30,000,000.00 aggregate offering price of (i) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), in one or more series or classes, (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) (the "Warrants"), (iv) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated securities (the "Debt Securities") to be issued pursuant to an indenture (the "Indenture") between the Company and a trustee or bank to be named (the "Trustee"), which may be supplemented for any series of Debt Securities, or (v) units composed of the foregoing (the "Units"). The Common Stock, Preferred Stock, Warrants, Debt Securities and Units are collectively referred to herein as the "Securities." The Warrants may be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and a bank or trust company as warrant agent. Any Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock or Warrants. The Units may be issued pursuant to a unit agreement (the "Unit Agreement") between the Company and a bank or trust company as unit agent. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In our examination, we have assumed: (i) the authenticity of all original documents; (ii) the genuineness and authenticity of all signatures; (iii) the conformity to the originals of all documents submitted to us as copies; (iii) the accuracy, completeness and authenticity of certificates of public officials; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (v) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company's certificate of incorporation, as then in effect.

Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

    With respect to shares of Common Stock, when (a) the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the Board of Directors of the Company in conformity with the Company's certificate of incorporation and bylaws; (b) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (c) to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock, Warrants, Debt Securities, or Units, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock, Warrant Agreement, Indenture or Unit Agreement, respectively, the shares of Common Stock will be validly issued, fully paid and nonassessable.

    With respect to any particular series of shares of Preferred Stock, when (a) the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by the Board of Directors of the Company in conformity with the Company's certificate of incorporation and bylaws; (b) an appropriate certificate of designation or amendment to the Company's certificate of incorporation, relating to the series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of Delaware; (c) the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company's certificate of incorporation and bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (d) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (e) to the extent such shares of Preferred Stock are to be issued upon the conversion, exchange or exercise of any Warrants, Debt Securities, or Units, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Warrant Agreement, Indenture, or Unit Agreement, respectively, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

    With respect to Warrants, when (a) the issuance and the terms of the sale of the Warrants have been duly authorized by the Board of Directors of the Company; (b) the terms of the Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Warrants and the applicable Warrant Agreement relating to the Warrants have been duly executed and countersigned and the Warrants have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Warrants as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

    With respect to Debt Securities, when (a) the issuance and the terms of the sale of the Debt Securities have been duly authorized by the Board of Directors of the Company; (b) the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property the terms; (c) the Debt Securities and the applicable Indenture relating to the Debt Securities have been duly executed and countersigned and in the case of the Indenture, duly authenticated by the Trustee, and the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Debt Securities as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

    With respect to Units, when (a) the issuance and the terms of the sale of the Units have been duly authorized by the Board of Directors of the Company; (b) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Unit Agreement and the Units have been duly executed and countersigned and the Units have been issued and sold in accordance with the applicable Unit Agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Units as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable and legally required post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

The opinions set forth above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to at liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights, defenses, setoffs, recoupments or counterclaims; the granting of any power of attorney or of any proxy to any person; exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution; or clauses relating to usury laws, imposition or collection of interest on overdue interest, or providing for a penalty rate of interest or late charges, the payment of any premium, liquidated damages, or other amount which may be held to be a "penalty" or a "forfeiture." Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any certificate of designation or amendment to the Company's certificate of incorporation relating to any series of the Preferred Stock, Warrant Agreement, Indenture, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the federal laws of the United States and to the Delaware General Corporation Law. We express no opinion as to the effect of the law of any other jurisdiction or as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We express no opinion with respect to state securities or "blue sky" laws, or state or federal antitrust laws. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you or any other person of changes in law or fact (or the effect thereof on the opinions expressed herein) that may come to our attention hereafter.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the Prospectus and in any Prospectus Supplement under the caption "Legal Matters." In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ SAUL EWING LLP
SAUL EWING LLP